Exhibit 10.6

ISRAEL AEROSPACE INDUSTRIES LTD.

Ben Gurion International Airport

70100 Israel

September 9, 2008

Cargo Aircraft Management, Inc.

7100 T.P.C. Drive

Suite 100

Orlando Florida 32822, USA

Attention:	Mr. Bill Tarpley Chief Operating Officer

Re:        Interim Agreement

Gentlemen:

This letter, when countersigned by Cargo Aircraft Management, Inc. (“CAM”), a duly organized and validly existing Florida corporation (“CAM”), will constitute a binding agreement (this “Interim Agreement”) between Israel Aerospace Industries, Ltd. (“IAI”) and CAM, as follows:

1.	Introduction

(a)	IAI and CAM signed a Letter of Intent on July 31, 2008 (the “LOI”), pursuant to which, generally, CAM agreed to deliver fourteen (14) B767-200 Package Carrier (“PC”) aircraft owned in whole or in part by CAM, its parent, subsidiaries or affiliates (“PC Aircraft”) to IAI for modification from PC configuration to special freighter configuration (“SF”), in accordance with the Aircraft Induction Schedule attached hereto as Exhibit A and IAI agreed to perform such modifications in accordance with the requirements of the paragraph below titled “Performance of Services”. CAM also agreed to fund IAI’s non-recurring expenses (“NRE”), in the amount of $7.5 million to be allocated over the first seven (7) conversions of CAM aircraft.

(b)	The first CAM aircraft is due for induction at IAI on or about September 1st, 2008.

(c)	The parties had intended to negotiate and sign a conversion modification agreement with a full set of terms and conditions prior to August 15, 2008.

(d)	The parties now realize that they will not be able to accomplish that task in time for the induction of the first CAM aircraft to occur on schedule.

(e)	Accordingly, IAI and CAM are entering into this Interim Agreement, with Air Transport Services Group, Inc. acting solely as guarantor of CAM’s financial obligations hereunder.

2.	General Terms

Monetary Amounts:	All monetary amounts described in this Interim Agreement are expressed in US 2008 Dollars and subject to escalation per the 767 Agreement (as that term is defined below).

Guarantor:	Air Transport Services Group, Inc. will act as guarantor solely for CAM’s financial obligations under the Definitive Agreement.

14 Aircraft Order:	CAM will induct the first fourteen (14) PC Aircraft for modification to SF configuration by IAI. Additional PC Aircraft may be added to the Agreement at CAM’s discretion. Pricing will be adjusted -/+ in accordance with Exhibit B for the total number of PC Aircraft inducted by CAM during the program.

Performance of Services:

The Basic Modification and all services performed by IAI and/or its subcontractors or agents under this Interim Agreement or the Definitive Agreement, whichever is in effect, will be performed in accordance with all of the following that are applicable and in the following order of priority:

• FAA standards, directives and regulations that would permit certification of the PC Aircraft under FAR Part 121 or the equivalent;

•     Manufacturer’s modification, repair and overhaul standards, recommendations, instructions and license requirements in effect during the performance of the Basic Modification and any other IAI services;

• Technical Specification No. P2S-00-00-98368 Rev. A, dated July 20, 2008 (the “Specification”);

•     IAI shop practices and procedures in accordance with IAI’s FAR Part 145 certifications or any other FAA approved procedures for transport aircraft, as applicable, to the extent not inconsistent with the requirements above; and

• CAM general maintenance manual, policies and procedures.

Basic Modification Price:

CAM will pay IAI $*** for each of the fourteen (14) PC Aircraft modified to SF configuration, which such amount includes a $*** per PC Aircraft reduction for each of the fourteen (14) PC Aircraft inducted for SF modification. The

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

Basic Modification Price includes timely Redelivery of the Aircraft converted to SF configuration, a customized SF structural kit properly installed, installation, labor, and attainment of a valid FAA Supplemental Type Certificate (“STC”) for such PC to SF configuration, engine loading and perishable capability. The Basic Modification Price does not include the NRE and the options listed in Exhibit C. The Parties agree that the Basic Modification Price assumes that CAM will induct fourteen (14) PC Aircraft for modification to SF configuration.

Non-Recurring
Engineering:	In addition to the Basic Modification Price, CAM will pay IAI a total of $*** for all NRE related to the PC to SF program except for the flush lavatory. The Parties acknowledge that ABX Air, Inc. (“ABX”) has previously paid $*** to IAI of the total NRE, leaving a balance of $***. The $*** NRE balance will be paid by CAM in seven installments, as provided in Table 1 below, as part of the Purchase Price for the first seven (7) PC Aircraft inducted. As consideration for paying the outstanding NRE in installments over the first seven (7) PC Aircraft inducted, CAM will receive a $*** credit for cost of money against each NRE payment for each of the first seven (7) PC Aircraft it inducts as shown by Table 1 below.

Table 1

	NRE		W/credit
Aircraft 1	$	***	$	***
Aircraft 2	$	***	$	***
Aircraft 3	$	***	$	***
Aircraft 4	$	***	$	***
Aircraft 5	$	***	$	***
Aircraft 6	$	***	$	***
Aircraft 7	$	***	$	***

If CAM cancels the program for convenience prior to the seventh (7th) PC Aircraft induction, CAM will pay IAI the difference between $*** and the NRE amounts paid by CAM to the date of the cancellation within thirty (30) days.

Additional NRE:	There will be an additional NRE charge of $*** for the flush lavatory design.

CDR Payment:	As part of the NRE and not in addition to it, if CAM cancels the PC to SF program prior to the induction of the Prototype or, if CAM fails to induct the Prototype on or before September 30, 2008 through no act, omission or delay by IAI and there is no

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

Permitted Delay, ABX shall pay to IAI the sum of $***, as per the CDR Letter (as that term is defined below).

Weight Upgrades:	In addition to the Basic Modification Price, CAM may choose to purchase weight upgrades for the PC Aircraft at $*** per pound as described in Exhibit C.

Mechanic’s Lien:	CAM grants IAI the right to place a mechanic’s lien on each of CAM’s PC Aircraft between induction and Redelivery of such PC Aircraft (which may be more than one at a time). Lien removal must occur no later than the time of Redelivery. Failure to remove a lien timely will void IAI’s right to place a lien against any future PC Aircraft. The value of the lien will be equal to or less than the value of the Basic Modification Price for such PC Aircraft plus the outstanding and unpaid NRE owed by CAM at the time the lien is placed. Provided CAM is not prevented from doing so through any act or omission of IAI, its approved subcontractors or any governmental or agency authority, CAM agrees that it will have at least one Aircraft inducted for SF modification at IAI’s Tel Aviv facility or a facility of a mutually approved subcontractor of IAI, if any, at all times while this Interim Agreement or the Definitive Agreement, whichever is in force, is in effect.

Total Purchase
Price:	The Total Purchase Price for each Aircraft, which such amount includes the Basic Modification Price as reduced and the outstanding NRE for each of the seven (7) PC Aircraft properly modified to SF configuration, is as follows:

Table 2

Aircraft No.	Total Purchase Price without NRE Credit		Total Purchase Price with NRE Credit
A/C 1	$	***	$	***
A/C 2	$	***	$	***
A/C 3	$	***	$	***
A/C 4	$	***	$	***
A/C 5	$	***	$	***
A/C 6	$	***	$	***
A/C 7	$	***	$	***
A/C 8	$	***	$	***
A/C 9	$	***	$	***
A/C 10	$	***	$	***
A/C 11	$	***	$	***
A/C 12	$	***	$	***
A/C 13	$	***	$	***
A/C 14	$	***	$	***

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

The Total Purchase Price will be paid in accordance with the Milestone Payment Schedule below.

Milestone
Payments:	CAM will pay IAI ***% of the Total Purchase Price and for maintenance and any options as shown in Exhibit C for the SF modification of a PC Aircraft at the time such PC Aircraft is inducted for modification. The remaining ***% of the Total Purchase Price, maintenance, and any options as shown in Exhibit C will be due to IAI immediately prior to Redelivery of such SF modified PC Aircraft.

Turn-time (“TAT”):	The SF modification of the PC Aircraft will be properly completed and Redelivered to CAM in accordance with the TAT schedule in Exhibit A.

IAI Damages:	For any PC Aircraft that is not Redelivered on the date shown on the PC2SF Induction Schedule attached hereto as Exhibit A or any induction schedule that has been modified pursuant to this paragraph (each, the “Induction Schedule”), (a “Late PC Aircraft”), IAI will pay CAM $*** per day, not subject to escalation or cap, as liquidated damages and not as a penalty or forfeiture (it being agreed by the parties that CAM will suffer actual damages in such event but that such damages are impossible to calculate with any acceptable reliability), for each day that such Late PC Aircraft is late and not Redelivered to CAM. Without limiting CAM’s right to the liquidated damages as described above, upon any such late Redelivery, the Induction Schedule of the remaining unmodified PC Aircraft shall be modified in a signed writing between the Parties so that the induction and Redelivery days of the TAT of the next unmodified PC Aircraft on the Induction Schedule, and the TATs for all succeeding unmodified PC Aircraft, shall be moved forward the same number of days that the Late PC Aircraft was late (the “Day-for-Day Formula”); provided, however, that, (1) the TAT of any PC Aircraft that shall have been inducted for conversion at the time such schedule modification is to take place, shall not be so adjusted; (2) the parties shall agree on the induction dates for the first PC Aircraft and the second PC Aircraft to undergo conversion pursuant to this Interim Agreement; (3) the number of days allotted for TAT, as shown in Exhibit A is not extended as a result of the application of the Day-for-Day Formula; and (4) generally, the parties shall agree to each such re-scheduling but, if they fail to so agree, the Day-for-Day Formula shall be applied. Notwithstanding the foregoing, it shall be an IAI Permitted Delay (and the liquidated damage charge per day shall be tolled for the period of such Permitted Delay), if the FAA or CAAI rejects any of the ABX PC STC reports and data that will serve

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

as a basis for the STC to be obtained by IAI, and such rejection by the FAA or the CAAI is the only cause of the delay.

Prototype Grace Period:

The Prototype will be given a 90-day grace period beyond the 272 day TAT (not including IAI observed holidays, IAI Permitted Delays, Work-scope Change Orders, and painting), without damages only if the delay of Redelivery of the Prototype is due solely to the FAA or CAAI and not due to any act or omission of IAI, its subcontractor or any other Person. IAI will prepare a detailed mutually agreed on schedule for submission of all documents and data for the CAAI and FAA to obtain approval for the PC to SF STC and such schedule will be adhered to by IAI and will become a part of the Definitive Agreement. Except for the Prototype, there will be no grace period for the above TAT. After the 90-day grace period for the Prototype, IAI will pay CAM $*** per day that such PC Aircraft is late and not Redelivered to CAM regardless of the reason for late Redelivery, except (1) any applicable extensions of TAT and/or IAI Permitted Delays, as defined in the 767 Agreement, and (2) if the delay is solely attributable to CAM.

CAM Damages:	If CAM cancels the PC to SF program for convenience prior to completion of all 14 PC Aircraft, and such cancellation is not due to any act or omission of IAI in breach of this Interim Agreement or the Definitive Agreement, whichever shall be in effect, or any failure to timely obtain the FAA STC approval for the SF modification of the PC Aircraft, CAM will be subject to the following damages, which such damages will be paid to IAI 30 days after invoicing from IAI. The damages listed below are not subject to any escalation and are capped as provided below.

•     CAM will pay IAI $*** for the SF cargo modification kit associated with each PC Aircraft cancelled for modification if such PC Aircraft is cancelled within 12 months of the scheduled date of induction for SF modification, as amended from time to time between the Parties, provided that CAM is not obligated to purchase more than two (2) SF cargo modification kits in total. Further, CAM will not owe IAI for SF cargo modification kits for PC Aircraft cancelled more than 12 months from such PC Aircraft’s scheduled induction date, as amended from time to time between the Parties. IAI agrees to re-purchase for $*** all such kits purchased by CAM under this provision: (1) for any new agreement entered into by IAI or any joint venture or affiliate of IAI, for the SF modification of B767-200 or B767-300 aircraft; and (2) for any current B767-200 or B767-300

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

•     aircraft SF modification customer with an induction scheduled more than 12 months from the date CAM purchases such SF cargo modification kit(s) from IAI. All SF cargo modification kits purchased by CAM under this provision will be stored and maintained by IAI and risk of loss of the kit(s) will remain with IAI. Title to and all ownership rights in CAM-purchased SF cargo modification kit(s) purchased under this provision will remain with CAM until repurchased by IAI in accordance with the requirements hereunder. Payment for cargo modification kits purchased or re-purchased under this provision will be made within thirty (30) days of purchase by CAM or IAI, as applicable.

•     In addition, CAM will pay IAI the price of the cargo loading system in accordance with Exhibit C for all PC Aircraft CAM cancels that are within six months of such PC Aircraft’s scheduled induction date, as amended from time to time by the Parties, provided CAM approved IAI’s ordering the cargo loading system before it was ordered and IAI actually ordered such cargo loading system. IAI agrees to repurchase from CAM for an amount equal to the price paid by CAM all such cargo loading systems purchased by CAM under this provision for the next B767-200 aircraft inducted for SF configuration, provided that the CLS purchased by CAM is (a) required as SFE by the customer of the next B767-200 conversion and (b) in the configuration as required by the new customer, until all the cargo loading systems purchased by CAM under this provision have been repurchased from CAM. All cargo loading systems purchased by CAM under this provision will be stored and maintained by IAI and risk of loss of the kits will remain with IAI. Title to and all ownership rights in CAM-purchased cargo loading systems purchased under this provision will remain with CAM until repurchased by IAI in accordance with the requirements hereunder. CAM will not owe IAI for any costs for cargo loading system for PC Aircraft cancelled more than six (6) months from such PC Aircraft’s scheduled induction date, as amended from time to time between the Parties, or for any cargo loading systems purchased without CAM’s prior approval. CAM reserves the right to purchase the CLS directly and supply to IAI. In such case, IAl will have no obligation to purchase the CAM-furnished CLS if the program is cancelled.

• In addition, to off-set damages to IAI for SF cargo modification kit customization costs, CAM will pay IAI for each applicable PC Aircraft as follows:

• If CAM cancels the induction of a PC Aircraft within five months of its scheduled induction date, as amended from time to time between the Parties, CAM will pay IAI $*** for such PC Aircraft.

• If CAM cancels the induction of a PC Aircraft within four months of its scheduled induction date, as amended from time to time, CAM will pay IAI $*** for such PC Aircraft.

• If CAM cancels the induction of a PC Aircraft within three months of its scheduled induction date, as amended from time to time, CAM will pay IAI $*** for such PC Aircraft.

• If CAM cancels the induction of a PC Aircraft within two months of its scheduled induction date, as amended from time to time, CAM will pay IAI $*** for such PC Aircraft.

•     CAM will not owe IAI for SF cargo kit customization costs for PC Aircraft cancelled more than five months from the date of such PC Aircraft’s scheduled induction date, as amended from time to time between the Parties.

STC Approval:	Without waiving any right CAM may have in equity, contract or law, IAI must have a valid and approved STC for the conversion of the PC Aircraft to SF configuration within 15 months of the actual induction date of the Prototype, or CAM, at its sole discretion, may cancel this Interim Agreement or the Definitive Agreement, which shall then be in effect, without any further obligation to IAI, including without limitation of any obligations to pay for the Basic Modification Price or any damages or

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

outstanding NRE for any PC Aircraft. If, however, CAM cancels this Interim Agreement or the Definitive Agreement, whichever shall be in effect, for convenience only and not due to any act or omission of IAI or any failure to obtain the STC in 15 months from the date of induction of the Prototype and less than fourteen (14) PC Aircraft have been inducted for PC to SF modification prior to such cancellation, the Basic Modification Price for each PC Aircraft will be adjusted upwards in accordance with the pricing chart in Exhibit B. Also, if CAM cancels this Interim Agreement or the Definitive Agreement, whichever shall be in effect, early, any mechanic’s lien still in place under the terms of this Interim Agreement or the Definitive Agreement, whichever shall be in force, will be removed immediately when all outstanding Total Purchase Prices for the modifications properly performed under this Interim Agreement or the Definitive Agreement, whichever shall be in force, prior to the date of cancellation, and the outstanding amount of the NRE, are paid in accordance with the terms of this Interim Agreement or the Definitive Agreement, whichever shall be in force, unless such cancellation is due to failure to obtain the PC to SF STC within 15 months from the scheduled date of the induction of the Prototype or a breach by IAI or its subcontractors of this Interim Agreement or Definitive Agreement, whichever shall be in force, in which such case all liens must be immediately removed without delay and without any payment by CAM. Notwithstanding the foregoing, it shall be an IAI Permitted Delay up to 15 months from induction of the Prototype Aircraft, if the FAA or CAAI does not accept any of the ABX PC STC reports and data, which will serve as a basis for the STC to be obtained by IAI and rejection by the FAA or the CAAI is the sole cause of the delay in which case CAM shall not have the right to cancel this Interim Agreement or the Definitive Agreement, whichever shall be in effect. The Permitted Delay will be calculated as only those days of delay due that are due solely to the FAA or CAAI rejection of ABX PC STC reports and data provided by ABX that serve as the basis for the STC and not for any delay due to any other reason(s). Nothing in this provision will relieve IAI from its obligation to pay damages for late Redelivery in accordance with this Interim Agreement or the Definitive Agreement, whichever is then in effect.

Right of First Offer:	In the event IAI ceases contracting with third parties for the modification of Boeing 767-200 series aircraft, it will give CAM the right, which such right CAM may assign it to its parent, affiliate or subsidiaries at CAM’s discretion, to make an offer, and thereafter the right to match any bona fide offer made by another Person, to purchase the intellectual property rights to the Cargo STCs and the PC to SF STC, including all supporting documentation, pertaining to such series of aircraft, and all modification-related tooling pertaining to such series of aircraft that is incapable of being used on other aircraft, provided, that CAM shall have given to IAI, or included as part of the Definitive Agreement, a list identifying all such parent, affiliate and subsidiaries as of the date of the Definitive Agreement, and such identified parent, affiliate and subsidiaries shall be the only permitted assignees of such intellectual rights from CAM; and (2) simultaneously with the signing of the Definitive Agreement, CAM shall deliver to IAI a fully signed Novation Agreement from ABX to CAM, pursuant to which ABX shall have transferred all of its rights (whether by way of first offer, right to match other offers or otherwise) to any of such intellectual property rights. For purposes of this paragraph, a “Right-of-First-Refusal” means that, upon notice from IAI, CAM shall have not more than five (5) CAM Working Days to match any bona-fide offer made by a third party dealing at arm’s length, for the purchase of all or any portion of such intellectual property or tooling. IAI shall furnish CAM with reasonable documentation in order to facilitate CAM’s evaluation of such offers.

Assignment Rights:	CAM at its discretion may assign this Agreement in whole or in part, including without limitation the right to the modification slot and the Basic Modification Price, to any entity (ies), party (ies) or person(s) that buy, lease, or has partial or full ownership interest in any PC Aircraft.

STC NRE Refund and Royalty:	***

Confidentiality:	The terms and conditions of this Interim Agreement will be held in the strictest of confidence and will not be divulged to any party outside of CAM or IAI and their respective legal counsel, shareholders, funding sources unless such disclosure is required by applicable law, court order or similar instrument by which the Parties are legally obligated to comply.

Counterparts:	This Interim Agreement may be executed in counterparts by exchange of faxed or original signature pages. Each counterpart constitutes an original, but all such counterparts constitute one instrument.

Law:	This Interim Agreement shall be governed by the laws of Ohio, without reference to Ohio’s conflicts of laws principles. The UN Convention on the International Sales of Goods (CISG) shall not apply to this transaction. All disputes arising out of this Interim Agreement shall be litigated in federal court located in Cincinnati, Ohio, and the Parties hereby consent to the personal jurisdiction of such court and waive any defense based on inconvenient forum to such venue. The Parties also hereby waive their rights to a jury trial in any such litigation.

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

Legal Fees:	Each party shall be responsible for all of its legal fees and its out-of-pocket costs related to this transaction. Counsel for CAM will draft the Agreement for approval by the Parties.

3.	Indemnification; Insurance and Limitation of Liability

During the term of this Interim Agreement:

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

(a)	Except as provided in Section 3(c), CAM shall indemnify, hold harmless and defend IAI (and its officers, directors and subcontractors) from and against any and all claims (including negligence) for or in respect of any loss, expense, liability, property damage and bodily injury (including death) of whatever kind which CAM (or any officers or director of CAM; and CAM’s subcontractors) may suffer in connection with or arising out of the Services provided under this Interim Agreement, unless the damage results from the gross negligence or willful misconduct of IAI;

(b)	CAM shall include IAI (and any officer or director of IAI; and IAI’s subcontractors) as additional insureds and/or loss payees under its all risk hull insurance policies and its liability insurance policies. Without limiting IAI’s indemnity, hold harmless and defense obligations, loss payee status will not apply where IAI is performing any test flight on the PC Aircraft;

(c)	IAI shall indemnify, hold harmless and defend CAM (and its officers, directors and subcontractors) from and against any and all claims for or in respect of any loss, expense, liability, property damage and bodily injury (including death) of whatever kind which IAI (or any officers or director of IAI; and IAI’s subcontractors) may suffer in connection with or arising out of the Services provided under this Interim Agreement when such claim or loss: (i) results from the gross negligence or willful misconduct of IAI, its directors, officers, servants, agents or employees; or (ii) in the case of any damage to, loss or destruction of Delivered Aircraft or other CAM Equipment, while in the possession of IAI and until Re-Delivery, if such damage, loss or destruction is the result of the negligence, gross negligence or willful misconduct of IAI, its directors, officers, servants, agents or employees.

To meet its indemnity obligation, IAI will maintain aviation premises insurance, aviation products liability, including grounding, and completed operations insurance, bodily injury, property damage and hanger-keepers’ legal liability insurance in a minimum amount of $100,000,000 per occurrence and aggregate, where applicable. The agreed on value of each Delivered Aircraft is $33,000,000 and IAI will declare the same to its insurers and such amount shall be the maximum amount that may be claimed in the event of a total loss of a Delivered Aircraft.

(d)	Except for the liquidated damage payments that may be due under the paragraph entitled “IAI Damages”, IAI shall not, and except for the damages that may be due under the paragraph entitled “CAM Damages”, CAM shall not, be liable for indirect, incidental or consequential damages, loss of profit or loss of use arising out of, or resulting from, the services provided by IAI under this Interim Agreement.

4.	Definitive Agreement

Promptly after the signing of this Interim Agreement by both Parties, CAM shall prepare, and IAI and CAM shall, in good faith using their best efforts, negotiate and, within sixty (60) days from the date of this Interim Agreement, sign the Definitive Agreement. The Definitive Agreement shall (i) have a term of five (5) years, less the term of this Interim Agreement, (ii) contain the terms and conditions contained in this Interim Agreement and such other terms and conditions not inconsistent therewith that are normal and customary in maintenance transactions of this type and (iii) shall be based generally on the December 17, 2001 Boeing 767 Special Freighter Agreement (the “767 Agreement”).

The Parties agree that, if during the term of this Interim Agreement there is a need for operations provisions not provided herein, the Parties will refer to such operations provisions as they appear in the 767 Agreement.

The Parties further agree that the date to enter into the Definitive Agreement under the May 14, 2008 Letter Agreement for the PC to SF Conversion Critical Design Review (the “CD Letter”) between IAI and ABX as amended by the LOI, is hereby changed from July 31, 2008 to September 30, 2008, and that, for such purpose, this Interim Agreement shall satisfy the obligation to enter into the Definitive Agreement by such date.

5.	Miscellaneous

The invalidity or unenforceability of any provision of this Interim Agreement shall not affect the validity or enforceability of any other provision of this Interim Agreement. In the event of a conflict between the provisions of this Interim Agreement and the provision of the Letter of Intent, the provisions of this Interim Agreement shall control. To the extent there is no such conflict, the terms and provisions of both the Interim Agreement and the Letter of Intent will apply. This Interim Agreement may not be assigned or transferred by either Party without the express prior written consent of the other Party and any such attempted assignment or transfer without such prior written consent shall be null and void. This Interim Agreement shall be binding upon the Parties hereto and their permitted successors or permitted assignees, as the case may be.

All notices sent pursuant to this Interim Agreement shall be sent by certified mail, return receipt requested, in which event such notices shall be deemed to have been given seven (7) days after deposit with the governmental mailing authority, or by international courier, in which case such notices shall be deemed to have been given three (3) days after delivery to the courier, or by fax, in which case such notice shall be deemed to have been given twenty-four (24) hours after a confirmation is received by the sender, to the addresses listed above and on this letterhead.

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*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

Please countersign this letter where indicated below whereupon it will become a binding agreement between us.

Very truly yours,

ISRAEL AEROSPACE INDUSTRIES, LTD.

By:	/s/ Dany Kleiman

Print Name:	Dany Kleiman

Title:	Corporate Vice President

Fax No.:

By:	/s/ Jacob Vistanezky

Print Name:	Jacob Vistanezky

Title:	General Manager Finance

Fax No.:

ACCEPTED AND AGREED TO:

CARGO AIRCRAFT MANAGEMENT, INC.

By:	/s/ George Golder

Print Name:	George Golder

Title:	Secretary

Fax No.:

AIR TRANSPORT SERVICES GROUP, INC. (GUARANTOR)

By:	/s/ W. Joseph Payne

Print Name:	W. Joseph Payne

Title:	Sr. VP, Corporate General Counsel & Secretary

Fax No.:

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

EXHIBIT A

PC2SF Aircraft Induction Schedule

Aircraft	induction	TAT	Holidays	Redelivery
1	9/1/2008	272	13	6/13/2009
2	4/5/2009	120	6	8/9/2009
3	5/3/2009	115	2	8/28/2009
4	8/9/2009	115	7	12/9/2009
5	8/27/2009	115	7	12/27/2009
6	12/8/2009	110	0	3/28/2010
7	12/27/2009	110	4	4/20/2010
8	3/28/2010	110	6	7/22/2010
9	4/19/2010	110	3	8/10/2010
10	7/21/2010	110	7	11/15/2010
11	8/9/2010	110	7	12/4/2010
12	11/14/2010	110	0	3/4/2011
13	12/5/2010	110	0	3/25/2011
14	3/3/2011	110	6	6/27/2011

Not including Workscope Change Orders & Painting

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

EXHIBIT B

Basic Conversion Prices for various quantities of conversions performed

	24 A/C	19 AC	14 A/C	12 A/C	10 A/C	6 A/C
Basic Conversion Price	$***	$***	$***	$***	$***	$***

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.

EXHIBIT C

BOEING 767 PC TO SF MODIFICATIONS

(Schedule of Prices)

1. Fixed Priced Portion of the Workscope. The following Services constitute the Fixed Price Portion of the Workscope and CAM shall select one or more of such Services to be performed on each Delivered Aircraft as part of a PC Cargo Modification and Weight Upgrade.

(1)	Standard Configuration

Basic Cargo Modification per Specification	$	*	**
Structural upgrade for Pre-line No. 86 (not including Landing Gears, Leading Edge slats and slat tracks)	$	*	**
Maindeck Cargo Handling System, Configuration A, C, D & E	$	*	**
Maindeck Cargo Handling System, Configuration B	$	*	**

(2)	Weight Upgrades

From 310,000 to 315,000 lbs. MTOW	$	*	**
From 315,000 to 320,000 lbs. MTOW	$	*	**
From 320,000 to 335,000 lbs. MTOW	$	*	**
From 335,000 to 345,000 lbs. MTOW	$	*	**
From 345,000 to 351,000 lbs. MTOW	$	*	**
From 270,000 to 272,000 lbs. MLW	$	*	**
From 272,000 to 278,000 lbs. MLW	$	*	**
From 278,000 to 283,000 lbs. MLW	$	*	**
From 248,000 to 250,000 lbs. MZFW	$	*	**
From 250,000 to 253,000 lbs. MZFW	$	*	**
From 253,000 to 258,000 lbs. MZFW	$	*	**
From 258,000 to 261,000 lbs. MZFW	$	*	**
From 261,000 to 266,000 lbs. MZFW	$	*	**

(3)	Additional Services

Engine Loading Capabilities	$	*	**
Perishables Capability	$	*	**
Flush Lavatory	$	*	**
Flush Lavatory NRE	$	*	**
Weight & Balance Calculator	$	*	**

*** This portion of the agreement has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.